UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Learning Tree International, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Learning Tree International, Inc.

13650 Dulles Technology Drive, Suite 400

Herndon, Virginia 20171

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, April 17, 2018

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Learning Tree International, Inc. (our “Annual Meeting”) will be held at the Education Center of the Company located at 13650 Dulles Technology Drive, Herndon, VA 20171, on Tuesday, April 17, 2018 at 10:00 a.m. local time for the following purposes, as more fully described in the accompanying proxy statement (“Proxy Statement”):

1.	To elect two Class II directors to serve for a three-year term ending at the 2021 annual meeting of stockholders.

2.	Approve the Learning Tree International, Inc. 2018 Equity Incentive Plan (“2018 Plan”).

3.	To hold a non-binding advisory vote on our executive compensation.

4.	To ratify the appointment of BDO USA, LLP as our independent auditor for the fiscal year ending September 28, 2018.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.

The Board recommends that you vote “FOR” each of the Class II director nominees proposed by the Board, “FOR” the proposal to approve the 2018 Plan and “FOR” each of the other proposals. The background of each of the Class II director nominees and a description of the other proposals are described in detail in the accompanying Proxy Statement.

The Board has fixed the close of business on February 23, 2018 (“Record Date”) as the record date for determining the stockholders entitled to notice of and to vote at our Annual Meeting, or at any adjournment or postponement thereof. Only stockholders at the close of business on the Record Date are entitled to vote at our Annual Meeting or at any adjournment or postponement thereof.

We are distributing our proxy materials to certain stockholders via the Internet under the U.S. Securities and Exchange Commission “Notice and Access” rules. We believe this approach allows us to provide stockholders with a timely and convenient way to receive proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) beginning on or about March 8, 2018, rather than a paper copy of the Proxy Statement, the proxy card and our 2017 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended September 29, 2017. The Notice of Internet Availability contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you expect to be present at the Annual Meeting, after receiving the Notice of Internet Availability please vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone, or by signing, dating and returning the proxy card that is mailed to those that request paper copies of the Proxy Statement and the other proxy materials.

By Order of the Board of Directors,

Dr. David C. Collins Chairman of the Board

March 8, 2018

Important Notice Regarding Availability of Proxy Materials

for the 2018 Annual Meeting of Stockholders to be Held on April 17, 2018

Our Proxy Statement, 2017 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended September 29, 2017, and Proxy Card are available on the Internet at http://www.envisionreports.com/LTRE and at the “Investor Information” section of our corporate website at http://www.learningtree.com/investor/proxy.htm.

Learning Tree International, Inc.

13650 Dulles Technology Drive, Suite 400

Herndon, Virginia 20171

PROXY STATEMENT

INTRODUCTION

This proxy statement (“Proxy Statement”) is being made available on or about March 8, 2018 via the Internet or by delivery of printed copies by mail beginning on March 8, 2018, if requested, and is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Learning Tree International, Inc., a Delaware corporation. The proxies solicited hereby are to be voted at our 2018 Annual Meeting of Stockholders (our “Annual Meeting”) to be held at the Education Center of the Company located at 13650 Dulles Technology Drive, Herndon, VA 20171, on Tuesday, April 17, 2018 at 10:00 a.m. local time and at any and all adjournments or postponements thereof. Directions to the Annual Meeting are attached to this Proxy Statement.

As used in this Proxy Statement, the terms “Company,” “we,” “us” and “our” refer to Learning Tree International, Inc.

Important Notice of Electronic Availability of Materials

As permitted by the “Notice and Access” rules of the U.S. Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement, the proxy card and our 2017 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended September 29, 2017 (“Annual Report”), available to stockholders electronically via the Internet at the following website: http://www.envisionreports.com/LTRE. On or about March 8, 2018, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how stockholders may access and review all of the proxy materials and how to vote. Also on or about March 8, 2018, we began mailing printed copies of the proxy materials to stockholders that requested printed copies. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. Our Annual Report is not part of the proxy solicitation material.

Proposals to Be Voted Upon at the Annual Meeting

At our Annual Meeting, stockholders will be asked:

●	Proposal 1: To elect two Class II directors to serve for a three-year term ending at the 2021 annual meeting of stockholders.

●	Proposal 2: To approve the Learning Tree International, Inc. 2018 Equity Incentive Plan (“2018 Plan”).

●	Proposal 3: To hold a non-binding advisory vote on our executive compensation.

●	Proposal 4: To ratify the appointment of BDO USA, LLP as our independent auditor for the fiscal year ending September 28, 2018.

●	Proposal 5: To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Board Recommendation

The Board recommends that you vote “FOR” each of the director nominees proposed by the Board, “FOR” the proposal to approve the 2018 Plan and “FOR” each of the other proposals.

Voting, Quorum and Control

Holders of record of our common stock as of the close of business on February 23, 2018 (the “Record Date”) are entitled to one vote for each share of common stock held. As of the Record Date, we had 13,224,349 shares of common stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient shares present for a quorum, or to approve or ratify any matter being presented at the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

Votes Required to Adopt Proposals. As to the election of directors, a stockholder may vote “FOR” the election of any one or both Class II director nominees proposed by the Board or “WITHHOLD” authority to vote for one or more of the proposed nominees. In accordance with our Bylaws, as amended (“Bylaws”), and as permitted under Delaware law, our directors are elected by a plurality of votes cast. This means that with respect to the election of Class II directors, the two director nominees receiving the highest number of votes will be elected to serve as Class II directors. As to the proposal to approve the 2018 Plan and each of the other proposals on the agenda, a stockholder may vote “FOR” or “AGAINST” the proposal, or the stockholder may “ABSTAIN” from voting on the proposal. Under our Bylaws and Delaware law, approval of the proposal to approve the 2018 Plan and each of the other proposals requires a majority of the votes cast on such proposal.

Control by Certain Stockholders. Dr. David Collins, Chairman of the Board, and Mary C. Collins, a director on the Board, beneficially own approximately 56.7% of the outstanding shares of the Company as of the Record Date, as discussed under “Security Ownership of Certain Beneficial Owners and Management” below. Accordingly, Dr. Collins and Mrs. Collins have the voting power to control the outcome of the proposals presented for consideration by the stockholders at this Annual Meeting. On January 17, 2018, Dr. Collins and Mrs. Collins filed an amendment to their beneficial ownership report on Schedule 13D to report that they informed the Board that they have reached the determination to seek to reduce their ownership in the Company by selling or otherwise disposing of some or all of their shares in the Company, and may engage in discussions with third parties, including other stockholders of the Company, regarding the same. If any such transaction or series of transactions involving the sale of a substantial portion of or all of their shares occurs such transaction(s) may result in a change in control of the Company.

Effect of Abstentions and Broker Non-Votes. Shares of common stock not present at the Annual Meeting and shares whose vote is cast as “WITHHOLD” will have no effect on the election of directors. For the proposal to approve the 2018 Plan and each of the other proposals, shares of common stock that are present at the Annual Meeting, but “ABSTAIN” from voting on such proposal are not treated as votes cast. Therefore, such abstentions will have no effect on the outcome of the vote on the proposal to approve the 2018 Plan or the other proposals unless such shares are necessary to satisfy the quorum requirement. These abstentions, however, are counted towards establishing a quorum for the Annual Meeting. Broker non-votes (shares held by brokers, banks and other intermediaries that do not have discretionary authority to vote on any of the proposals on a matter and have not received voting instructions from their customers) will have no effect on the outcome of the vote, although they are counted towards establishing a quorum for the Annual Meeting. If you are a beneficial holder of our common stock and do not provide specific voting instructions to your broker, bank or other intermediary, the organization that holds your shares will not be authorized to vote on the proposals other than the ratification of BDO USA, LLP as our independent auditor, as discussed under “Shares Held In Street Name” below. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

Registered Stockholders. If you are a registered stockholder as of the Record Date, you may vote your shares of common stock using any of the following options:

●

Via Internet—as prompted by the menu found at http://www.envisionreports.com/LTRE; follow the instructions to obtain your records and submit an electronic ballot. Please have your Stockholder Control Number, which can be found on the bottom of the Notice of Internet Availability, when you access this voting site. You may vote via the Internet until 1:01 a.m., Eastern Time, on April 17, 2018;

●

By telephone—call 1-800-652- VOTE (8683) and then follow the voice instructions. Please have your Stockholder Control Number, which can be found on the bottom of the Notice of Internet Availability, when you call. You may vote by telephone until 1:01 a.m., Eastern Time, on April 17, 2018;

●

Voting in person—if you are a stockholder of record and attend the Annual Meeting, you may vote in person at the Annual Meeting. Please have personal identification with you at the Annual Meeting. Please let us know if you plan to attend the Annual Meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or Internet, by indicating your plans when prompted; or

●

By mail—if you requested printed proxy materials as provided in the Notice of Internet Availability and would like to vote by mail, complete and sign the accompanying proxy card and return it in the postage- paid envelope provided. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation.

Shares Held in Street Name. If you have selected a broker, bank, or other intermediary to hold your shares of common stock, rather than having the shares directly registered in your name with our transfer agent, Computershare Limited (“Computershare”), you will receive separate instructions directly from your broker, bank, or other intermediary for voting your shares. If you, as the beneficial owner of the shares of common stock, do not submit voting instructions to the organization that holds your shares, that organization may not be permitted to vote your shares. In general, the organization that holds your shares of common stock may vote on routine matters. Proposal 4, the approval and appointment of our independent auditor, BDO USA, LLP, is a routine matter. However, absent specific instructions from beneficial owners, brokers may not vote for non-routine matters. Proposal 1, the election of directors, Proposal 2, the approval of the 2018 Plan and Proposal 3, the nonbinding advisory vote on executive compensation, are non-routine matters. Therefore, there may be broker non-votes with respect to Proposals 1, 2 and 3. Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary.

Please note that if your shares are held in street name and you wish to attend and vote your shares at the Annual Meeting, you must first obtain a legal proxy from your broker, bank, or other intermediary that is the holder of record of your shares and bring it with you to the Annual Meeting. Otherwise you will not be permitted to vote in person at the Annual Meeting.

Revocation of Proxies/Voting of Shares

Any stockholder giving a proxy may revoke it at any time before the votes are counted at the Annual Meeting by submission of a later dated proxy or subsequent Internet or telephonic proxy. Stockholders entitled to vote at the Annual Meeting who attend may revoke any proxy previously granted and vote in person at the Annual Meeting by written ballot. Unless so revoked, the shares represented by such proxies or voting instructions will be voted at the Annual Meeting and all adjournments or postponements of the Annual Meeting. Proxies solicited on behalf of the Board will be voted in accordance with the directions given.

Vote Tabulation and Results

Computershare will tabulate all votes received prior to the date of the Annual Meeting. We have appointed our corporate secretary as Inspector of Election of the Annual Meeting and to receive Computershare’s tabulation, to tabulate all other votes, and to certify the voting results. We intend to publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Solicitation of Proxies

We will pay the entire cost of preparing, printing, mailing and distribution of the proxy materials and soliciting votes. If stockholders choose to access the proxy materials and/or vote over the Internet, those stockholders are responsible for Internet access charges they may incur. If stockholders choose to vote by telephone, those stockholders are responsible for telephone charges they may incur. In addition, arrangements may be made with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals. Solicitation of proxies may be made by mail, telephone, personal interviews, electronic communications or by other means by our officers, directors and employees, who will not be additionally compensated for such activities.

Other Matters

Other than the proposals described in the Proxy Statement, the Board is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy, pursuant to the authority provided to them, in accordance with their best judgment on that matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information that has been provided to us or is publicly available with respect to the beneficial ownership of shares of our common stock as of February 23, 2018 (except where indicated) for (i) each person or entity known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table in this Proxy Statement and (iv) all of our directors and executive officers as a group. Percentage of common stock beneficially owned is based on 13,224,349 shares of common stock outstanding on February 23, 2018. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them. Pursuant to Item 403 of Regulation S-K, the number of shares listed for each individual reflects his or her beneficial ownership, as defined in SEC rules and regulations. As a result, in some cases, more than one beneficial owner has been listed for the same securities. In accordance with Instruction 5 of Item 403 of Regulation S-K, where more than one beneficial owner has been listed for the same securities, in computing the aggregate number of shares owned by directors and officers of the registrant as a group, those shares have been counted only once. See the footnotes below for specific share ownership details.

	Common Stock(1)
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Officers and Directors

David Asai(2)	--	*
Richard J. Surratt(2)	--	*
David C. Collins(2)(3)	7,495,332	56.68%
Mary C. Collins(2) (3)	7,495,332	56.68%
Henri Hodara(2)	--	*
Magnus Nylund(2)	12,688	*
John R. Phillips(2)	--	*
Richard A. Spires(2)(4)	300,000	2.22%
All directors and executive officers as a group (8 persons)	7,808,020	57.73%

Stockholders with 5% or more

Mill Road Capital II, L.P.(5)	673,504	5.09%
Neil S. Subin(6)	1,533,600	11.60%
Osmium Partners, LLC(7)	1,719,826	13.00%
Wynnefield Capital Management, LLC(8)	958,550	7.27%

*	Less than 1% ownership.
(1)

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after February 23, 2018. These shares are deemed to be outstanding for purposes of computing the percentage of outstanding shares held by each person or group on that date, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. There were 300,000 shares issuable upon vested options or options that vest within 60 days after February 23, 2018.

(2)

Dr. Collins is the Chairman of our Board. Mr. Spires is our Chief Executive Officer and a director. Mr. Nylund is our Chief Operating Officer and Chief Information Officer and Mr. Asai is our Chief Financial Officer. Mrs. Collins and Messrs. Surratt, Hodara and Phillips are directors. The address of these individuals is Learning Tree International, Inc., 13650 Dulles Technology Drive, Suite 400, Herndon, VA 20171.

(3)

Dr. Collins and Mrs. Collins are married. Accordingly, the shares listed for Dr. Collins include 177,640 shares beneficially owned by Mrs. Collins, and those listed for Mrs. Collins include 1,382,205 shares beneficially owned by Dr. Collins, although each disclaims beneficial ownership of the other’s shares. The shares listed for Dr. Collins and Mrs. Collins both include: (i) 289,918 shares owned by The Collins Family Foundation, a private charitable foundation of which Dr. Collins and Mrs. Collins are directors, but as to which they disclaim beneficial ownership; (ii) 270,000 shares owned by the Collins Charitable Remainder Unitrust No. 97-1 of which Dr. Collins and Mrs. Collins serve as trustees and disclaim beneficial ownership; (iii) 238,323 shares owned by Adventures in Learning Foundation (formerly The Pegasus Foundation), a charitable support organization of which Dr. Collins and Mrs. Collins are minority trustees and as to which they disclaim beneficial ownership; (iv) 3,768,479 shares owned by David C. and Mary C. Collins Family Trust, the trustees of which are Dr. Collins and Mrs. Collins; (v) 1,368,767 shares owned by DCMA Holdings LP, a family limited partnership of which Dr. Collins and Mrs. Collins are general partners, but as to which they disclaim beneficial ownership. On January 17, 2018, Dr. Collins and Mrs. Collins filed a Schedule 13D/A to report that they informed the Board that they have reached the determination to seek to reduce their ownership in the Company by selling or otherwise disposing of some or all of their shares in the Company, and may engage in discussions with third parties, including other stockholders of the Company, regarding the same.

(4)	Mr. Spires’ beneficial ownership of shares includes 300,000 stock options that are vested and currently exercisable into shares of common stock.
(5)

Based on a Schedule 13D/A filed with the SEC on September 11, 2015 by Mill Road Capital II, L.P., a Delaware limited partnership (the “Mill Road Fund II”), Mill Road Capital II GP LLC, a Delaware limited liability company (the “Mill Road Fund II GP”), Thomas E. Lynch and Scott P. Scharfman, Mill Road Fund II and Mill Road Fund II GP are reported to have sole voting and dispositive power over 673,504 shares of common stock. Messrs. Lynch and Scharfman are reported to have shared voting and dispositive power over the same 673,504 shares. The address of these entities and individuals is reported as 382 Greenwich Avenue, Suite One, Greenwich, Connecticut 06830.

(6)

Based on the Schedule 13G filed with the SEC on January 23, 2018, Mr. Neil S. Subin has the sole voting and dispositive power with respect to the 1,533,600 shares of common stock as (i) the President and Manager of a limited liability company and (ii) the trustee of a number of trusts. Mr. Subin’s address is reported as 3300 South Dixie Highway, Suite 1-365, West Palm Beach, Florida 33405.

(7)

Based on information from a Schedule 13G/A filed with the SEC on August 24, 2016 and a Form 4 (Statement of Changes of Beneficial Ownership of Securities) filed with the SEC on November 20, 2017. John H. Lewis is the controlling member of Osmium Partners, LLC, a Delaware limited liability company, which serves as the general partner of Osmium Capital, LP, a Delaware limited partnership and Osmium Capital II, LP, a Delaware limited partnership and Osmium Spartan, LP, a Delaware limited partnership, have the shared voting and dispositive power with respect to 1,719,826 shares of common stock. The shared ownership is reported as follows: (i) John H. Lewis – 0 shares; (ii) Osmium Partners, LLC – 0 shares; (iii) Osmium Capital, LP – 958,828 shares; (iv) Osmium Capital II, LP – 467,055 shares; and (v) Osmium Spartan, LP – 293,943 shares. The address of these entities and individuals is reported as 300 Drakes Landing Road, Suite 172, Greenbrae, CA 94904.

(8)

Based on a Schedule 13D/A filed with the SEC on May 26, 2017 by Wynnefield Partners Small Cap Value, L.P. I (“Wynnefield Partners I”), a Delaware limited partnership, Wynnefield Partners Small Cap Value, L.P. (“Wynnefield Partners”), a Delaware limited partnership, Wynnefield Small Cap Value Offshore Fund, Ltd. (“Wynnefield Offshore”), a Cayman Islands fund, Wynnefield Capital Management, LLC (“WCM”), a New York limited liability company, Wynnefield Capital. Inc. (“WCI”), a Delaware Corporation, Nelson Obus and Joshua Landes (collectively, the “Wynnefield Reporting Persons”), and Company stockholder records as of October 24, 2017, the Wynnefield Reporting Persons beneficially own in the aggregate 958,550 shares of Common Stock. Of this aggregate amount beneficially owned (i) Wynnefield Partners I is reported to have direct beneficial ownership and sole voting and dispositive power over 467,233 shares of common stock, (ii) Wynnefield Partners is reported to have direct beneficial ownership and the sole voting and dispositive power over 292,535 shares of common stock, and (iii) Wynnefield Offshore is reported to have direct beneficial ownership and the sole voting and dispositive power over 198,782 shares of common stock. Based on the Schedule 13D, the other Wynnefield Reporting Persons may be deemed to be indirect beneficial owners (as that term is defined under Rule 13d-3 under the Exchange Act) as described in the Schedule 13D. The address of these entities and individuals is reported as 450 Seventh Avenue, Suite 509, New York, New York 10123.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of September 29, 2017, the last day of the Company’s most recently completed fiscal year, regarding securities issued and to be issued under our equity compensation plans that were in effect during fiscal year 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance(1)
Equity compensation plans approved by security holders	350,000	$1.32	--
Equity compensation plans not approved by security holders(2)	300,000	$1.23	--

(1)  In December 2016, our 2007 Equity Incentive Plan (“2007 Plan”) expired and no additional shares are available for grant under the 2007 Plan. See “Executive Compensation—Compensation Terms of the Chief Executive Officer” and “—Equity Incentive Plan” for additional information about these grants and the 2007 Plan.

(2)  In connection with the employment of Richard Spires as our Chief Executive Officer, the Company granted Mr. Spires stock options, which grant included 300,000 non-qualified stock options that were not part of an equity incentive plan previously approved by stockholders.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is currently comprised of seven directors, of which one seat is currently vacant, and is divided into three classes, Class I, Class II and Class III, each with staggered three-year terms. During 2017, the Board had two vacancies that occurred due to the passing of two directors, who were Howard Bain III, a Class I director, and W. Mathew Juechter, a Class II director. The Company is grateful for their decades of committed service to the Company and our stockholders as directors on our Board. In November 2017, the Board appointed Richard J. Surratt to fill the Class II director vacancy. The Board is continuing to evaluate filling the Class I vacancy.

The current term of the Class II directors will expire at our Annual Meeting. The term of the Class III directors will expire at the annual meeting of stockholders to be held in 2019, and the term of the Class I directors will expire at the annual meeting of stockholders to be held in 2020. In accordance with our Bylaws, if the Class I director vacancy is filled by the Board, then that newly appointed director would be required to stand for election at the next annual meeting of Company stockholders following such appointment.

At this year’s Annual Meeting our stockholders will vote on the two Class II director nominees listed below.

Class II Directors

Our Board has nominated Richard J. Surratt and John R. Phillips for election as Class II directors.

The Board believes that election of the Board’s two Class II director nominees is important to the future success of our Company and is in the best interests of all of our stockholders.

Information Concerning Class II Director Nominees and Other Currently Serving Directors

Name	Age	Position

Class II Directors for Election — Current serving directors for election to terms expiring 2021.
Richard J. Surratt (1)(2)	57	Director and Nominee
John R. Phillips (3)(4)(5)	71	Director and Nominee

Class III Directors— Present term expires in 2019.
David C. Collins	77	Chairman of the Board
Henri Hodara (2)(4)(6)	92	Director

Class I Directors— Present term expires in 2020.
Mary C. Collins	62	Director
Richard A. Spires	56	Chief Executive Officer and Director

(1) Chairman of the Audit Committee.

(2) Member of the Nominating and Corporate Governance Committee (the “Governance Committee”).

(3) Chairman of the Governance Committee.

(4) Member of the Audit Committee.

(5) Member of the Compensation and Stock Option Committee (the “Compensation Committee”).

(6) Chairman of the Compensation Committee.

Richard J. Surratt was appointed to serve on our Board in November 2017. Mr. Surratt has been a consulting advisor to a private investment firm since 2014, primarily working from within several portfolio companies on business model development and strategic alternatives. From 2013 to 2014, Mr. Surratt was an Engagement CFO Partner with Tatum LLC. Prior to 2013, Mr. Surratt was CFO of Independence Air from 1999 to 2005, CFO of Proquest Company from 2005 to 2006, CEO of Proquest Company from 2006 to 2009, and CFO of Arbitron Inc. from 2011 to 2012. Mr. Surratt also served on the Board of Cambium Learning Group from 2009 to 2013. Mr. Surratt’s industry experience includes senior executive roles in information, education, transportation, and technology companies. Prior to 1999, Mr. Surratt served in various executive finance positions at Mobil Oil Corporation including as Director, Major Transactions Group, and Corporate Treasurer, Latin America. Mr. Surratt holds a B.S. in Marine Engineering from the United States Merchant Marine Academy, an M.S. in Fluid Mechanics/Thermal Science from the George Washington University, and an MBA from the Stanford Graduate School of Business. Mr. Surratt received a CPA license (currently inactive) from the State of Maryland. Our Board believes Mr. Surratt is qualified to serve as a director due to his industry experience and prior executive finance positions and expert knowledge of finance and accounting matters.

John R. Phillips has served on our Board since May 2013. Dr. Phillips founded Phillips Innovation Associates in May 2012 to provide consulting support to private companies, venture capitalists and public organizations. From March 1999 until his retirement in April 2012, Dr. Phillips served as the Chief Scientist and Director for the Office of the Chief Scientist of the United States Central Intelligence Agency (“CIA”). Prior to joining the CIA, Dr. Phillips worked for 31 years at the Los Alamos National Laboratory in numerous leadership positions. Dr. Phillips holds a Ph.D. and an M.S. in Analytical Chemistry and an M.B.A. from the University of New Mexico and a B.S. in Applied Mathematics from Oregon State University. Dr. Phillips also serves on advisory boards for Innovative Solutions Consortium, Descartes Labs, Alakai Defense Systems, and Envision Yellowstone. Our Board believes Dr. Phillips is qualified to serve as a director due to his expert knowledge and background in the security and technology industries and his knowledge and understanding of our customer base.

David C. Collins co-founded Learning Tree in 1974 with Eric Garen and served as Chairman of the Board from 1974 to 2007 and then returned as Chairman of the Board in January 2012. Dr. Collins has also served as Learning Tree’s Chief Executive Officer from 1974 until 2005 and again from January 2012 until October 2015, when he resigned from his CEO position while retaining his Chairman position. Dr. Collins holds a B.S. (with distinction) in Electrical Engineering from Stanford University, and a Masters and a Ph.D. in Electrical Engineering from the University of Southern California. Dr. Collins is married to Mary Collins, a member of the Board. Our Board believes Dr. Collins is qualified to serve as Chairman of the Board due to his extensive knowledge of the training market and Learning Tree’s operations, sales and marketing.

Henri Hodara has served on our Board since May 2013. Dr. Hodara is President of SymbiOptix, Inc., a high technology company he founded in January 2011. Prior to SymbiOptix, Dr. Hodara co-founded Tetra Tech in 1966, a multidisciplinary technology company that went public in 1977. He became president in 1983, after it merged into Honeywell as a wholly owned subsidiary. In 1994, he arranged its sale to IPITEK, then renamed the company L-3 PHOTONICS after it was acquired by L-3 Communications. He continued as its president until his retirement in 2011 with his subsequent founding of SymbiOptix. Dr. Hodara holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology (1948), a M.S. in Electrical Engineering from Stanford University (1949). He obtained a Ph.D. in Electrical Engineering from the Illinois Institute of Technology (1962) in just four years while working full-time for the Hallicrafters Company. Our Board believes Dr. Hodara is qualified to serve as a director due to his extensive knowledge of the technology industry, his prior experience as an instructor for our Company and his knowledge and understanding of our customer base.

Mary C. Collins has served on our Board since June 2013. Mrs. Collins previously worked for Learning Tree from September 1975 to February 2007 in various capacities including Administration, Sales, Operations and Marketing. For many years prior to her retirement in 2007, Mrs. Collins was Learning Tree’s Chief Administrative Officer and Corporate Secretary responsible for Investor Relations, Human Resources, legal and trademark matters. Mrs. Collins is married to Dr. David Collins, our Chairman of the Board. Mrs. Collins has also served as a paid consultant to the Company working on special projects since 2012, though the Company has not engaged and paid Mrs. Collins as a consultant for several years. Our Board believes Mrs. Collins is qualified to serve as a director due to her 35 years of experience working for Learning Tree.

Richard A. Spires is our current Chief Executive Officer, effective as of October 7, 2015. Mr. Spires has served on our Board since December 2013. He previously served as the Chief Executive Officer of Resilient Network Systems, Inc. from December 2013 to October 2015, and currently serves as the Chairman of the Board of that company. Mr. Spires served as Chief Information Officer at the United States Department of Homeland Security from August 2009 through May 2013. Mr. Spires also served as the Vice Chairman of the Federal Government CIO Council and the Co-Chairman of the Committee for National Security Systems. In addition, he has served in multiple positions, including Deputy Commissioner for Operations, at the Internal Revenue Service from 2004 through 2008. From 2000 through 2003, Mr. Spires served as President, Chief Operating Officer, and Director of Mantas, Inc., a software company that provides business intelligence solutions to the financial services industry. Prior to joining Mantas, Mr. Spires spent more than 16 years serving in a number of technical and managerial positions at SRA International. Mr. Spires has an engineering background holding bachelor degrees from the University of Cincinnati and a master’s of science in engineering from the George Washington University. Additionally, Mr. Spires has won a number of awards for his leadership in IT, including the 2016 ACT-IAC Leadership Award, 2012 Fed 100 Government Executive Eagle Award, TechAmerica’s 2012 Government Executive of the Year, Government Computer News 2011 Civilian Government Executive of the Year, and was named a Distinguished Alumnus of the University of Cincinnati’s College of Engineering in 2006. Mr. Spires also serves as a director of Maximus Federal, a wholly-owned subsidiary of Maximus, Inc. (NYSE: MMS) and is a member of the Public Sector Board of Advisors of Palo Alto Networks, Inc. (NYSE: PANW). Our Board believes Mr. Spires is qualified to serve as our Chief Executive Officer and as a director due to his expert knowledge and background in the technology industry and his knowledge and understanding of our customer base.

Vote Required

The Class II director nominees will be elected as directors by a plurality of the votes cast by the stockholders at the Annual Meeting. This means that with respect to the election of Class II directors, the two director nominees receiving the highest number of votes will be elected to serve as Class II directors. Shares of common stock not present at the Annual Meeting and shares whose vote is cast as “WITHHOLD” will have no effect on the election of Class II directors. If shares of common stock are voted via proxy card, then the shares represented by any properly executed and unrevoked proxy card will be voted “FOR” the election of all of the nominees, unless such proxy otherwise directs.

Both of the Class II director nominees have indicated a willingness to serve as directors if elected, but if any nominee should decline or be unable to serve as a director at the time of the Annual Meeting, then the proxy holders will vote for the election of another person or persons as our Board recommends. As of the date of this Proxy Statement, the Board has no reason to believe that either of the persons named above will be unable or unwilling to stand as a nominee or serve as a director if elected.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE-NAMED CLASS II DIRECTOR NOMINEES.

BOARD MEETINGS AND COMMITTEES AND CORPORATE GOVERNANCE

Our Board held eight (8) meetings during fiscal 2017. During fiscal 2017, our Board had three separately designated standing committees: the Audit Committee, the Compensation Committee and the Governance Committee. In fiscal 2017, each incumbent director attended at least 75% of the aggregate number of meetings of our Board and meetings of committees of our Board on which he or she served since their respective appointment or election to the Board.

Director Independence

Our Board considered transactions and relationships between each director or any member of his or her immediate family and our Company and our subsidiaries and affiliates. Although our Company is quoted on the OTCQX U.S. Market and is no longer subject to the Nasdaq Stock Market rules, the Company has elected to continue to assess director “independence” and evaluate the service of its directors serving on its Board committees under the applicable Nasdaq Stock Market rules and regulations and the OTCQX Market rules. Accordingly, during fiscal 2017 our Board determined that directors Messrs. Bain, Hodara, Juechter and Phillips, who served during the fiscal year, were “independent” under the rules and regulations promulgated by The Nasdaq Stock Market and the OTCQX Market. Mr. Surratt, who was appointed after the 2017 fiscal year, was also determined by the Board to be “independent”.

Audit Committee

The current members of our Audit Committee are Messrs. Surratt (Chairman), Hodara and Phillips. During fiscal 2017, Howard A. Bain III served as the Chairman of the Audit Committee until he passed during fiscal 2017 and Dr. Hodara served as interim-Chairman until Mr. Surratt was appointed in November 2017 to serve as Chairman. Our Board has determined that each member of our Audit Committee that served during fiscal 2017 was (i) “independent” as that term is defined in the rules of The Nasdaq Stock Market and the OTCQX Market and (ii) financially literate as required in our Audit Committee Charter and as required by the rules and regulations promulgated by the SEC and The Nasdaq Stock Market. Our Audit Committee has adopted a charter, which is posted on our website at http://www.learningtree.com/investor/corporate-governance.htm. Our Audit Committee met seven (7) times during fiscal 2017.

The principal functions of our Audit Committee are to review (i) the financial information to be provided to our stockholders and others, (ii) our financial reporting process, (iii) our system of internal controls, (iv) significant areas of risk or exposure of our company (i.e. cash forecasts, real estate, foreign exchange cash management, cybersecurity and insurance), (v) the independent auditor’s independence, (vi) our audit process and (vii) our process for monitoring compliance with laws and regulations. Under our Audit Committee charter, our Audit Committee is solely responsible for hiring and firing our independent auditor and approving their fees and engagement terms; resolving any disagreement between our independent auditor and our management; and pre-approving all audit and non-audit services performed by our independent auditor, subject to a de minimis exception.

Our Board has determined that Mr. Surratt, Chairman of our Audit Committee, qualifies as an audit committee financial expert within the meaning of applicable SEC rules because he has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, and experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control and procedures for financial reporting; and (v) an understanding of audit committee functions. Mr. Surratt has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biography above.

Compensation and Stock Option Committee

The current members of the Compensation Committee, each of whom served during fiscal 2017 and were independent directors as that term is defined in the rules of The Nasdaq Stock Market and OTCQX Market, are Messrs. Hodara (Chairman) and Phillips. Mr. Juechter was an independent director that served on the Compensation Committee until he passed away during fiscal 2017, and his seat on the Compensation Committee has not yet been filled. Our Compensation Committee has adopted a charter, which is posted on our website at http://www.learningtree.com/investor/corporate-governance.htm. Our Compensation Committee met two (2) times during fiscal 2017.

Our Compensation Committee is generally responsible for overseeing and, as appropriate, determining the annual salaries and other compensation of our executive officers and our general employee compensation and other policies, providing assistance and recommendations with respect to our compensation policies and practices, and assisting with the administration of our compensation plans. Among other things, our Compensation Committee specifically:

●	reviews and approves the corporate goals and objectives for our Chief Executive Officer and sets our Chief Executive Officer’s compensation;

●	reviews and approves the evaluation process and compensation structure for our other executive officers and approves their compensation;

●	reviews the performance of our executive officers, including our Chief Executive Officer;

●	reviews and approves employment, severance or termination agreements with our executive officers;

●	oversees our policies relating to compensation of our employees;

●

as appropriate and pursuant to authority of the Board, approves grants of equity incentives, including stock options and restricted stock units, to our employees, and makes recommendations to our Board with respect to incentive compensation plans and equity-based plans and administers those plans that include our officers; and

●	oversees the development of executive succession plans.

Pursuant to its charter, the Compensation Committee may retain or obtain the advice of a compensation consultant, legal counsel or other advisers as it deems necessary and appropriate to carry out its duties and, in connection with such retention of consultants, the Compensation Committee will consider the independence factors as required by the applicable rules of The Nasdaq Stock Market, OTCQX Market and the SEC. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other advisers retained by them. During fiscal 2017, the Compensation Committee did not engage any consultants. Our Compensation Committee charter does not provide for the delegation of our Compensation Committee’s duties to any other person.

Nominating and Corporate Governance Committee

The current members of our Governance Committee are Messrs. Phillips (Chairman), Hodara and Surratt. Messrs. Bain and Juechter each also served on the Governance Committee during fiscal 2017, however, both passed away during fiscal 2017. Accordingly, Dr. Phillips was appointed to replace Mr. Juechter as Chairman of the Governance Committee and Dr. Hodara was appointed to serve on the Committee. Messrs. Phillips and Hodara both served on the Governance Committee during fiscal 2017, and Mr. Surratt was appointed in fiscal 2018. Our Board determined that each member of our Governance Committee who served during fiscal 2017 was “independent” as that term is defined in the rules of The Nasdaq Stock Market and OTCQX Market. Our Governance Committee has adopted a charter, which is posted on our website at http://www.learningtree.com/investor/ corporate-governance.htm. Our Governance Committee met one (1) time during fiscal 2017.

Our Governance Committee is responsible for overseeing and, as appropriate, determining or making recommendations to the Board regarding membership and constitution of our Board and its role in overseeing our affairs. Our Governance Committee manages the process for evaluating the performance of our Board and for nominating candidates (including current Board members) for election by our stockholders after considering the appropriate skills and characteristics required for our Board, the current makeup of our Board, the results of the evaluations and the wishes of our Board members to be re-nominated. As appropriate, our Governance Committee reviews director compensation levels and practices, and recommends, from time to time, changes in such compensation levels and practices to our Board. In addition, our Governance Committee: reviews the definition of independent director; investigates potential conflicts of interest and related party transactions; recommends committee assignments; and reviews our Code of Business Conduct and Ethics (“Code of Ethics”) and committee charters.

On at least an annual basis, our Governance Committee reviews with our Board whether it believes our Board would benefit from adding one or more new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If our Board determines that a new member would be beneficial, our Governance Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source (including candidates recommended by stockholders), are reviewed under the same process. Our Governance Committee (or its chairman) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Governance Committee members and, if necessary, other members of our Board. Upon completion of these interviews and other due diligence, our Governance Committee may recommend to our Board the election or nomination of a candidate. Candidates for independent Board members have typically been found through recommendations from directors or others associated with us or with the help of executive search firms (which receive a fee for their services). Where executive search firms have been used, we have provided the search firm with a written description of both minimum and desired qualifications for that specific candidate. Based upon these qualifications, the search firm collects resumes and other data about potential candidates and recommends potential candidates to our Governance Committee. We have a policy that stockholders may also recommend candidates by sending the candidate’s name and resume to our Governance Committee under the provisions, set forth below, for communication with our Board. The nominees for election as directors included in this Proxy Statement were selected and are being recommended by our Board, taking the findings of the Governance Committee into consideration.

Our Governance Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all Board nominees must demonstrate an ability to make meaningful contributions to the oversight of our business and affairs and must have a reputation for honesty and ethical conduct in their personal and professional activities. The Governance Committee also believes that all directors should demonstrate qualities such as: independence; relevant, non-competitive experience; and strong communication and analytical skills. In any given search, our Governance Committee may define particular characteristics for candidates to balance the overall skills and characteristics of our Board and our perceived needs. Our Governance Committee believes that it is necessary for at least one independent Board member to possess each of the skills enumerated above and for at least one independent Board member to possess financial expertise. However, during any search, our Governance Committee reserves the right to modify its stated search criteria for exceptional candidates. Our Governance Committee does not have a formal policy with respect to diversity; however, our Board and our Governance Committee believe that it is important that we have Board members whose diversity of skills, experience and background are complementary to those of our other Board members. In considering candidates for our Board, our Governance Committee considers the entirety of each candidate’s credentials. We believe that all of the nominees for election to our Board meet the minimum requirements and general considerations outlined above.

Board Leadership Structure and Executive Sessions

The role of Chairman of the Board and the role of Chief Executive Officer are not currently served by the same individual. The Company believes that leadership structure, which separates the Chairman and Chief Executive Officer roles, is appropriate at this time in light of the evolution of the Company’s business and operating environment. At this time, this structure clarifies the roles and responsibilities of the Chairman and the Chief Executive Officer, streamlines decision-making, and enhances accountability.

Our Board believes that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer. Our Board does not believe that mandating a particular structure that provides for an independent lead director to be designated is necessary to achieve effective oversight of management. Three of the Board’s currently serving directors are independent under the listing standards of The Nasdaq Stock Market and OTCQX Market. Each of the Board’s Audit Committee, Compensation Committee and Governance Committee is comprised solely of independent directors and is chaired by a different director, thus providing different directors with leadership opportunities and promoting the potential for diverse perspectives and styles in these three key areas of governance. Based on the corporate governance and committee structure currently in place, the Board has determined that each independent director plays an equally important role and that designating one as the “lead independent director” would serve no additional benefit beyond that already achieved by our existing governance structure. All directors, including the Chairman of the Board, are bound by fiduciary obligations imposed by law, to serve the best interests of the stockholders. As a result, our Board has not designated an independent lead director.

To further strengthen the oversight of the full Board and when deemed necessary, our independent directors, in their discretion, hold executive sessions at which only non-management directors are present. The executive sessions are often scheduled in connection with regularly scheduled Board meetings as well as other times during the fiscal year. Due to the untimely passing of two independent directors during fiscal 2017, the independent directors did not meet in executive session. For these reasons, the Board believes that the Company’s corporate governance structure provides the appropriate balance between the need for consistent strategic direction and the need for objectivity and independence of the non-management directors. The Board retains authority to modify this structure as it deems appropriate.

Board Role in Risk Oversight

Our Board is actively involved in overseeing our risk management. Each committee of our Board is responsible for evaluating certain risks and overseeing the management of such risks. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees the process by which our senior management and the relevant departments assess and manage our exposure to, and management of, financial and operational risks. Our Governance Committee manages risks by setting criteria for nomination of director candidates, nominating qualified candidates, establishing and periodically reviewing our governance policies, including our related party transaction policy, and monitoring our compliance with applicable independence requirements. Our entire Board is regularly informed about these risks and oversees the management of these risks and regularly reviews information regarding our operations and finances as well as our strategic direction. Pursuant to our Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Stockholder Communications

Our Board, including our independent directors, has unanimously adopted a procedure for our stockholders to communicate with our Board. Communications may be addressed to our Secretary, Learning Tree International, Inc., 13650 Dulles Technology Drive, Suite 400, Herndon, VA 20171, marked to the attention of our Board or any of its individual committees. Copies of all communications so addressed will be promptly forwarded to the chairman of the committee involved or, in the case of communications addressed to our Board as a whole, to the chairman of our Governance Committee.

Annual Meeting Attendance

Our Board members are not required to attend our annual meetings of stockholders. As attendance by stockholders at our annual meetings of stockholders has historically been low, our Board believes the cost of requiring attendance is not generally justified. However, based upon the nature of the matters to be addressed, they may attend. Our Chief Operating Officer and Chief Information Officer, Magnus Nylund, attended and chaired the 2017 Annual Meeting.

Code of Ethics

On December 4, 2002, our Board adopted the Code of Ethics for all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. In general, the Code of Ethics requires all of our employees to avoid actual or apparent conflicts of interest, which applies to our employees and members of their immediate families. Actual or apparent conflicts of interest must be reported to a Human Resources Manager or directly to the Audit Committee. An employee may only proceed with the subject transaction if our Board or a committee of our Board approves the transaction.

A copy of the Code of Ethics is available on our website at http://www.learningtree.com/investor/ corporate-governance.htm. We intend to post on our website any amendments to, or waivers from, our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer within two days of any such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee, each of whom served during fiscal 2017 and were independent directors as that term is defined in the rules of The Nasdaq Stock Market and the OTCQX Market, are Messrs. Hodara (Chairman) and Phillips. Mr. Juechter was an independent director that served on the Compensation Committee until he passed away during fiscal 2017, and his seat on the Compensation Committee has not been filled. During the 2017 fiscal year and as of the date of this Amendment, no member of our Compensation Committee is or was an officer or employee of ours, or is related to any other member of our Compensation Committee, or any other member of our Board, or any of our executive officers, or had any other relationships requiring disclosure under SEC rules.

DIRECTOR COMPENSATION

Board Compensation Arrangements for Non-Employee Directors

Compensation for our non-employee, independent directors is determined by our Board based on the recommendations of our Governance Committee. Although our executive officers may provide background data in connection with this process, they are generally not involved in the discussion of Board compensation. In fiscal 2017, our non-employee, independent director compensation consisted of the following:

●	An annual retainer of $5,000 for the Chairpersons of our Compensation Committee and our Governance Committee and an annual retainer of $10,000 for the Chairperson of our Audit Committee; and

●

A fee for each Board or committee meeting attended (i) in person of $2,000 and (ii) by telephone of $1,000; provided, however, only a single fee was paid for attendance at multiple committee or Board meetings that occurred on a single day.

Effective October 1, 2017, the Board approved a change to the existing non-employee, independent director compensation, which was to re-incorporate a monthly retainer for serving on the Board in the amount of $4,000 per month. The amount of the non-employee, independent director annual retainer for service as a Chairperson on a Board committee and the fees to be paid for attending Board and committee meetings remained unchanged.

Our Board appointed Mary C. Collins as a director in June 2013. Mrs. Collins is married to Dr. David Collins, our Chairman of the Board. Although Mrs. Collins is a non-employee director, the Board determined that because she is not an independent member of the Board under The Nasdaq Stock Market and the OTCQX Market rules, Mrs. Collins will not receive any compensation for her service as a director on the Board.

In addition to the aforementioned compensation arrangements, our non-employee, independent directors were reimbursed for travel and out-of-pocket expenses incurred on our behalf.

Director Compensation Table

The following table summarizes the compensation paid to our non-employee directors for fiscal 2017:

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Mary C. Collins(1)	$0	$0	$0
Henri Hodara(2)	$23,000	$0	$23,000
John R. Phillips(3)	$19,000	$0	$19,000
Howard A. Bain III(4)	$21,000	$0	$21,000
W. Matthew Juechter(5)	$12,000	$0	$12,000

(1)	Mrs. Collins is not compensated for her service as a member of the Board in accordance with Board policy.
(2)	Dr. Hodara is Chairman of our Compensation Committee.
(3)	Mr. Phillips is Chairman of our Governance Committee.
(4)	Mr. Bain passed in August 2017; accordingly, his compensation reflects only a partial year. At the time of his passing, Mr. Bain was the Chairman of the Audit Committee.
(5)	Mr. Juechter passed in June 2017; accordingly, his compensation reflects only a partial year. At the time of his passing, Mr. Juechter was the Chairman of the Governance Committee.

Other Compensation Arrangements with Directors

During fiscal 2017, we had two employee directors, Dr. Collins and Mr. Spires, and one non-employee director, Mrs. Collins, with compensation arrangements with us other than for service on our Board, who are not independent. On October 7, 2015, Mr. Spires was appointed as the new Chief Executive Officer of the Company following the resignation of Dr. Collins from that position. As a result of Mr. Spires’ appointment, he became an employee-director of the Company. The compensation terms for Mr. Spires service as Chief Executive Officer in fiscal 2017, including a one-time voluntary reduction in his salary during fiscal 2017, are summarized in this Proxy Statement under “Executive Compensation—Compensation Terms of the Chief Executive Officer.” Dr. Collins was compensated for his service as our Chief Executive Officer in fiscal 2016 until his resignation from his position as Chief Executive Officer on October 7, 2015. Dr. Collins continued as an employee of the Company thereafter. On February 18, 2016, the Company and Dr. Collins entered into an employment agreement that set forth the terms of his continued employment with the Company following his resignation as Chief Executive Officer. The terms of Dr. Collins’ employment initially provided for him to receive annual compensation of $250,000 for services he provides to the Company and that he was eligible to participate in employee health and other benefits to the same extent as other employees of Company. In August 2016, Dr. Collins voluntarily reduced his annual compensation from $250,000 to $25,000, which reduction became effective as of August 1, 2016. On January 25, 2017, the Company and Dr. Collins executed an amendment to his Employment Agreement, effective September 20, 2016, to reflect the reduction in his annual compensation that commenced in August 2016. Accordingly, Dr. Collins received base salary compensation of $25,000 in fiscal 2017. Dr. Collins does not receive any other retainers or other compensation for attending Board or committee meetings or serving on the Board. Although the Company has employed Dr. Collins, the Company’s principal executive officer remains its Chief Executive Officer.

In March 2013, we entered into a consultant agreement with Mrs. Collins pursuant to which Mrs. Collins provides certain administrative and human resources management services for us. The consultant agreement provides for an hourly fee for such services and is terminable by either party without prior notice. Mrs. Collins did not receive any compensation for consulting services provided during the 2017 fiscal year.

OUR EXECUTIVE OFFICERS

The names of our executive officers, their ages as of February 23, 2018 and their positions with the Company are set forth below, followed by a brief biographical description of each of our executive officers.

Name	Age	Position
Richard A. Spires(1)	56	Chief Executive Officer
David W. Asai	61	Chief Financial Officer
Magnus Nylund	49	Chief Operating Officer and Chief Information Officer

(1) For the biography of Mr. Spires, please see “Proposal 1: Election of Directors – Information Concerning Class II Director Nominees and Other Currently Serving Directors” above.

David W. Asai has been our Chief Financial Officer since April 2013. Mr. Asai previously served as our Interim Chief Financial Officer since September 2012 pursuant to an agreement between the Company and Randstad Professionals US, LP, doing business as Tatum, a large executive services firm (“Tatum”). Mr. Asai had served as a CFO Partner in the Mid Atlantic Practice of Tatum since October 2011. Mr. Asai has over 35 years of professional experience including directing all facets of finance and accounting management for public and private companies ranging in size from start-ups to $900 million in annual revenues. Prior to joining Tatum, Mr. Asai was an independent financial consultant providing services to Laureate Education, Inc. and Voyager Learning Company. Mr. Asai has served as Chief Financial Officer of ProQuest Company, Independence Air, and Spirit Airlines. Mr. Asai has a B.S. degree in Accountancy from the University of Illinois and has passed the CPA exam.

Magnus Nylund has been our Chief Information Officer since 2005 and was appointed to also serve as our Chief Operating Officer as of July 27, 2016. Mr. Nylund served as our Vice President, Worldwide Information Systems from 2002 to 2005. Prior to his role as Vice President, Worldwide Information Systems, Mr. Nylund served as our Director, Worldwide IS Operations. He joined us in 1992 in our Swedish Operating Unit. Mr. Nylund has a Diploma in Computer Science from the University of Gävle, Sweden.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for fiscal 2017 and 2016, all compensation awarded to, earned by or paid for services received by our named executive officers (“Named Executive Officers”). The Named Executive Officers include (i) our Chief Executive Officer and (ii) our two most highly compensated executive officers, other than our Chief Executive Officer, as of the end of fiscal 2017 who received more than $100,000 in aggregate compensation during fiscal 2017.

Name and Principal					Option	Non-Equity Incentive Plan	All Other
Position	Year	Salary		Bonus	Awards(2)	Compensation	Compensation(3)		Total
Richard A. Spires	2017	$450,000	(1)	$0	$0	$50,000	$4,770		$504,770
Chief Executive Officer	2016	$486,859		$0	$355,382	$100,000	$4,820		$947,061

David Asai Chief	2017	$303,750		$0	$0	$0	$4,770		$308,520
Financial Officer	2016	$303,750		$0	$0	$0	$4,820		$308,570

Magnus Nylund	2017	$306,475		$0	$0	$0	$21,004	(3)	$327,479
Chief Operating Officer and Chief Information Officer	2016	$306,475		$0	$0	$0	$46,960		$353,435

(1)

Mr. Spires annual salary of $500,000 was temporarily reduced by $50,000 as a result of Mr. Spires’ agreeing to voluntarily reduce his salary for three months pursuant to an amendment to his employment agreement dated April 18, 2017.

(2)

Represents the aggregate grant date fair value of stock options granted calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculation of this amount are included in Note 6 to our audited financial statements included in our Annual Report on Form 10-K for the year ended September 29, 2017.

(3)	Includes for Mr. Nylund, the payout of accrued Paid Time Off (PTO) balance of $42,140 in 2016 and a 25- year anniversary bonus of $16,234 in 2017.

Narrative to Summary Compensation Table

Our Compensation Committee is responsible for oversight of our compensation and employee benefit plans and practices, including our executive compensation, incentive compensation and equity-based plans. Our Compensation Committee also establishes our policies with respect to the compensation of our executive officers, including our Named Executive Officers.

Employment Agreements with Named Executive Officers

We have employment agreements with Mr. Spires, Mr. Asai, and Mr. Nylund which provide:

●	that the employment of the executive is “at-will” and may be terminated at any time, with or without cause, for any or no reason, and with or without notice by either the executive or us.

●

that upon executive’s termination of employment with us for any or no reason, and with or without notice, the executive will be deemed to have resigned from all offices and directorships then held with the Company or any affiliate, and the Company will pay to the executive all amounts accrued and unpaid as of the date of termination in respect of such executive’s salary for periods through such date and for paid time off (“PTO”) to the extent consistent with the Company’s policies in effect from time to time.

●

that the executive will not during the term of employment and for a period of two years following termination, either directly or indirectly, make known to any person, firm or corporation, the names or addresses of any of our customers or any information pertaining to them.

●

that the executive will not during the term of employment and for a period of two years following termination, hire or solicit for employment any person who is our employee or subcontractor as of the date of the executive’s termination or any time during the six month period prior to termination.

An employment agreement was entered into with Mr. Spires on October 7, 2015 at the time he was appointed as our new Chief Executive Officer. Compensation and related terms of this employment agreement are summarized in this Proxy Statement below.

The terms of Mr. Asai’s employment agreement also provides that if his employment is terminated within six (6) months of a change in control, as defined in the employment agreement, he will receive three month’s pay as severance upon signing a complete release of the Company and all possible claims.

The terms of the employment agreement with Mr. Nylund also provide:

●	that Mr. Nylund will, in addition to his base compensation, be entitled to incentive compensation when and as earned under the annual plan provided to him by us at the beginning of each fiscal year.

●

for severance compensation equal to six months’ base salary upon termination of employment by us without cause. Cause is defined in the employment agreements as (i) a material failure to perform the executive’s duties under the employment agreement, (ii) breach of a fiduciary duty to us, (iii) failure to comply with a reasonable direction of our Chief Executive Officer, or (iv) an indictment for a felony or other serious crime.

Compensation Terms of the Chief Executive Officer

On October 7, 2015, we entered into an employment agreement with Mr. Spires pursuant to which the Company agreed to pay Mr. Spires a base salary of $500,000 per annum. The employment agreement provides that Mr. Spires’ employment with the Company is at-will and can be terminated at any time with or without cause. Mr. Spires was entitled to receive incentive based bonuses for the Company’s financial performance in the Company’s 2016 fiscal year (“FY2016”) comprised of a bonus of up to $200,000, with a minimum of $100,000 guaranteed, and an additional bonus of $50,000 for each financial target that is achieved by the Company above the Company’s established budget for FY2016. Mr. Spires was also eligible to receive a substantially similar incentive-based bonus for the 2017 fiscal year (“FY2017”) based on Company financial performance for FY2017, however, only $50,000 of the incentive-based bonus in FY2017 was guaranteed.

On April 18, 2017, Mr. Spires, agreed to an amendment to his employment agreement, whereby Mr. Spires voluntarily reduced his monthly compensation for the three month period from April 1, 2017 to June 30, 2017 to be at a rate of annual compensation of $300,000 per year, instead of $500,000 per year. Accordingly, Mr. Spires annual compensation in fiscal 2017 was reduced from $500,000 to $450,000. Pursuant to the amendment, after the initial three month period, Mr. Spires could elect in his discretion to continue the reduced annual compensation for one or more future monthly periods with notice and approval of the Board. In fiscal year 2017, no additional voluntary reductions occurred.

In fiscal 2016, Mr. Spires also received grants of 600,000 stock options, of which 300,000 were granted under our 2007 Plan, with the remaining 300,000 stock options being non-qualified stock options granted pursuant to separate stock option grant agreements. The stock options vest in equal annual installments (or 150,000 shares annually) over four (4) years beginning on the first anniversary of the date of grant. The stock options granted are subject to accelerated vesting or are otherwise required to be assumed and continue under their existing terms in the event of a change of control of the Company or in the event that the Company is otherwise taken private by merger, stock purchase, asset purchase or other acquisition transaction.

Payments upon Termination

The information below describes the amount of compensation we will pay to each of our Named Executive Officers in accordance with our current employment policies and the terms of their employment agreements with us in the event of termination of such Named Executive Officer’s employment, including certain estimates of the amount that would have been paid on certain dates under what we believe to be reasonable assumptions. However, the actual amounts to be paid can only be determined at the time of such Named Executive Officer’s termination.

All Terminations. Regardless of the manner in which any of our employees (including any of our Named Executive Officers) is terminated, the employee is entitled to receive certain amounts due during such employee’s term of employment. Such amounts include:

●	any unpaid base salary from the date of the last payroll to the date of termination;

●	any unpaid annual incentive compensation for a previously completed year, unless specified otherwise;

●	reimbursement for any properly incurred unreimbursed business expenses;

●	unpaid, accrued and unused PTO through the date of termination; and

●	any existing rights to indemnification for prior acts through the date of termination.

Voluntary Termination/Termination for Cause. No additional amounts would be contractually due to any Named Executive Officer upon a voluntary termination or a termination for cause.

Involuntary Termination. In addition to the amounts set forth above under “—All Terminations,” our employment agreement with Mr. Nylund provides that if he is terminated by us without cause, then he will receive six months’ base salary as severance. Assuming termination effective as of September 29, 2017 and based on the salary in effect as of that date the amount payable to Mr. Nylund would have been $153,238. This amount is equal to six months’ salary for Mr. Nylund, payable in accordance with our normal salary payment schedule.

Death. In accordance with our standard nondiscriminatory employee term life insurance provisions, the following amounts would be paid to the beneficiaries of the Named Executive Officers if the executive would have died on September 29, 2017: $500,000 for Mr. Spires $304,000 for Mr. Asai; and $307,000 for Mr. Nylund. The foregoing amounts would be doubled in the case of accidental death.

Disability. Depending on the nature of the disability and other factors, under our various nondiscriminatory employee plans and arrangements, our Named Executive Officers may be eligible for disability benefits in the event of a disability.

Change of Control. Other than Mr. Asai, none of our Named Executive Officers is entitled to special payments upon a change of control of the Company. Under Mr. Asai’s employment agreement, if Mr. Asai’s employment is terminated within six (6) months of a Change of Control, as defined in the employment agreement, he will receive an additional three (3) months’ pay as severance upon the execution of a complete release.

2007 Plan

On June 19, 2007, our stockholders approved our 2007 Plan pursuant to which we were authorized to issue incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-qualified stock options, stock appreciation rights, restricted stock awards (including restricted stock units), performance unit awards and performance share awards to Named Executive Officers (as well as other employees and directors). The 2007 Plan authorized the issuance of up to 1,000,000 shares and expired on December 31, 2016. As a result, no additional awards may be made under the 2007 Plan. The existing award of 300,000 stock options granted to Mr. Spires under the 2007 Plan will however continue to be governed by the terms of the 2007 Plan.

The 2007 Plan is administered by our Compensation Committee. Each award under the 2007 Plan was evidenced by a written agreement in a form approved by our Compensation Committee. When the 2007 Plan was effective it provided for grants of stock options, restricted stock and restricted stock units. Any grants of Restricted stock units (which would have entitled the recipient to receive shares of common stock upon vesting) would have been subject to conditions imposed by our Compensation Committee. Our Compensation Committee may accelerate the time at which any restrictions lapse and/or remove any restrictions.

Under our 2007 Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of our capital stock on the date of grant). The exercise price of a non-qualified stock option must be not less than 75% of the fair market value of the common stock on the date of grant. The term of any stock option granted may not exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). Our Compensation Committee had the discretion to determine the vesting schedule and the period required for full exercisability of stock options; although that period was not permitted to be less than six months. Upon exercise of any option granted under our 2007 Plan, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of common stock. No stock options granted under our 2007 Plan are transferable by the optionee other than by will or by the laws of descent and distribution. Each option is exercisable, during the lifetime of the optionee, only by the optionee.

Defined Contribution Plans

We have adopted a defined contribution plan for the benefit of our United States employees who have met the eligibility requirements. The Learning Tree International 401(k) Plan (“401(k) Plan”) is a profit-sharing plan qualifying under Section 401(k) of the Code. Currently, the maximum amount of employee contributions remains subject only to statutory limitations. Effective October 1, 2009, we contribute at a rate of 30% of the amount, up to the first 6% of employee compensation, contributed by each employee. We contributed $177,000 and $241,000 to our 401(k) Plan for fiscal years 2017 and 2016, respectively. The contributions for fiscal years 2017 and 2016 were net of forfeitures totaling $49,000 and $21,000, respectively, which the Company used to offset its contributions liability.

We have also adopted or participate in company-sponsored or country-sponsored contribution plans for the benefit of our employees of all of our foreign subsidiaries. Contributions to these plans are subject to tenure and compensation level criteria, as well as certain limitations. For fiscal years 2017 and 2016 our cost for these plans was approximately $361,000 and $376,000, respectively.

Outstanding Equity Awards at Fiscal Year-end

The following table shows the equity awards that have been previously awarded to each of our Named Executive Officers and which remained outstanding as of September 29, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Richard Spires	50,000	50,000	$1.19	10/26/2025	—	—
	250,000	250,000	$1.248	10/07/2025

Stock options totaling 600,000 were granted to Mr. Spires in fiscal 2016, of which 300,000 were granted under our 2007 Plan and 300,000 stock options were non-qualified stock options granted pursuant to separate stock option grant agreements. The stock options vest in four equal installments over a four year period.

In fiscal year 2017, there were no exercises of stock options.

RELATED PARTY TRANSACTIONS

Policies and Procedures for Approving Related Party Transactions

Our Board adopted a Related Party Transaction Policy, which prescribes policies and procedures for approving a “related party transaction.” The term “related party transaction” is defined as any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

●	the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the past two fiscal years;

●	we are a participant; and

●	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

A “related party” is any person who, during the last two fiscal years (even if that person does not presently serve in that role), is or was:

●	an executive officer, director or nominee for election as a director;

●	a beneficial owner of more than five percent of any class of our voting securities;

●

an immediate family member of any of the persons named above, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and

●	a firm, corporation or other entity in which any of the persons named above is employed or is a general partner or principal or in a similar position.

Our Board has delegated to our Governance Committee the responsibility of reviewing and approving related party transactions. Our Governance Committee either approves or disapproves of the entry into a related party transaction after reviewing the material facts of that related party transaction and taking into account such factors as our Governance Committee deems appropriate. Approval of each related party transaction is given in advance, unless that is not practical, in which case ratification must be promptly sought from our Governance Committee. Related party transactions that are ongoing are subject to ongoing review by our Governance Committee to determine whether it is in our best interest and our stockholders’ best interest to continue, modify or terminate the related party transaction. No director may participate in the approval of a related party transaction with respect to which he or she is a related party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, as well as persons who own more than ten percent of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Directors, executive officers and greater-than-ten percent stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the reports furnished to us, or written representations provided to us from reporting persons, we believe that each of our executive officers and directors has complied with applicable reporting requirements for transactions in our common stock during the year ended September 29, 2017.

PROPOSAL 2: APPROVE THE 2018 EQUITY INCENTIVE PLAN

Our Board believes that stock option awards are an important compensation tool to have available to us to compensate its directors and key employees and that they play an important role in the success of our Company. Learning Tree has had equity incentive and stock option plans in place for as long as it has been a public company. Over the years, equity awards have been given to Company employees and directors, upon whose judgment, interest, and special efforts we largely depend for the successful conduct of our business. In December 2016, the term of our 2007 Incentive Equity Incentive Plan (“2007 Plan”) expired and, as a result, no additional equity grants were available for grant under the 2007 Plan. To allow for further equity incentive awards to be granted in the future by the Company and subject to stockholder approval at the 2018 Annual Meeting, the Board of Directors approved a new Learning Tree International, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) pursuant to which an aggregate of 600,000 shares of our common stock will be reserved for issuance to employees and directors of Learning Tree and its subsidiaries. A copy of the 2018 Plan is attached to this Proxy Statement as Annex A, and you are urged to read it carefully, as it, and not the summary set forth in this Proposal, will govern the legal rights. The 2018 Plan provides for the granting of incentive stock options and non-qualified stock options only.

The Company is seeking stockholder approval of the 2018 Plan in order to permit us to grant incentive stock options to employees under Section 422 of the Code. In addition, although we are no longer subject to the Nasdaq Stock Market continued listing rules, approval of by our stockholders of the 2018 Plan would also satisfy the applicable Nasdaq Stock Market rules that require stockholder approval for equity incentive plans such as the 2018 Plan.

This summary of the 2018 Plan does not purport to be exhaustive and is expressly qualified in its entirety by reference to the full text of the 2018 Plan, which is attached to this Proxy Statement as Annex A.

Eligibility

The 2018 Plan provides for the granting of incentive stock options to employees and non-qualified stock options to directors of Learning Tree and its subsidiaries. Unlike the 2007 Plan, the 2018 Plan does not allow awards to be granted to consultants.

Purpose

The purpose of the 2018 Plan is to promote the success, and enhance the value, of Learning Tree by aligning the interests of participating employees and directors to those of Learning Tree’s stockholders and by providing such employees and directors with an incentive for outstanding performance. The 2018 Plan is further intended to provide flexibility to Learning Tree in its ability to motivate, attract and retain the services of participating employees and directors upon whose judgment, interest and special efforts Learning Tree is largely dependent for the successful conduct of its business.

Administration

The 2018 Plan will be administered by the Compensation Committee. Subject to the Board’s approval of the grant of an award, the Compensation Committee has full power and authority to determine when and to whom stock options will be granted, and the type, amount, form of payment and other terms and conditions of each stock option, consistent with the provisions of the 2018 Plan. Each award will be evidenced by a written agreement in a form approved by the Compensation Committee and the Board. Stock options granted under the 2018 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, if permitted by the Compensation Committee, an optionee or recipient may designate one or more beneficiaries to receive any exercisable or vested stock option following his or her death. The Compensation Committee may not lower the exercise price of outstanding option rights.

Available Shares; Limitations on Awards

Subject to adjustments described below, no more than 600,000 shares of common stock may be issued in the aggregate under the 2018 Plan, of which not more than 600,000 shares may be issued under the 2018 Plan as incentive stock options. Additionally, the aggregate dollar value of awards granted to any non-employee director in any calendar year shall not exceed $50,000. If stock options are granted under the 2018 Plan and subsequently expire or are forfeited to Learning Tree, the shares of our common stock underlying those stock options will be available for reissuance. Under the 2018 Plan, no plan participant may be awarded more than 50,000 stock options during any calendar year, such that a maximum of no more than 150,000 stock options may be granted to a plan participant during the 2018 Plan’s term. The maximum number of shares of common stock which may be awarded under the 2018 Plan, and the number of shares and price per share applicable to any outstanding award, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations of Learning Tree.

Stock Option Awards

The 2018 Plan provides the Board with the authority, pursuant to a recommendation by the Compensation Committee, to grant only stock options. Plan participants may receive stock options to purchase shares of common stock for an exercise price fixed on the date of the grant. The exercise price may not be less than the fair market value of the common stock on the date of the grant. Grants of option rights under the 2018 Plan may be incentive stock options or non-qualified stock options. An incentive stock option is a stock option that is intended to qualify as an “incentive stock option” under Section 422 of the Code. The Compensation Committee will present to the Board any potential stock option grant, but the majority of the Board must approve the grant. A plan participant may pay the exercise price of an option in cash, by check, or by the transfer of shares of unrestricted common stock owned for a period of time acceptable to the Compensation Committee and having a value at the time of exercise equal to the exercise price, by any other consideration the Compensation Committee may deem appropriate, by a combination thereof. The Compensation Committee shall determine, subject to Board approval, the vesting schedule and requirements for continuous service associated with each grant of options and may provide for earlier vesting under specified circumstances. The vesting or exercise of option rights may be subject to the optionee or Learning Tree achieving management objectives. No incentive stock options shall be exercisable more than five (5) years after the date of grant.

Term

The 2018 Plan will become effective immediately upon approval by the stockholders at the Annual Meeting. No grants of incentive stock options may be made under the 2018 Plan after April 17, 2023.

Plan Benefits

As the grant of stock options under the Plan is discretionary, it is impossible to determine the amount and terms of such future grants under the 2018 Plan. No grants of Awards are contemplated to be made as of the date of this Proxy Statement.

Market Value of Underlying Securities of the 2018 Plan

Common stock underlies all of the options under the 2018 Plan. The market value of the common stock at the close of trading on February 28, 2018 was $2.12 per share.

Federal Tax Aspects

The following is a summary of certain federal income tax consequences relating to stock option awards under the 2018 Plan and does not purport to be complete. This summary is based on federal income tax laws currently in effect and therefore is subject to change when those rules change. This summary is not intended to and does not describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option right or shares of our common stock purchased or granted pursuant to the 2018 Plan. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax advisor regarding the federal, state, local, and other tax consequences of the grant or exercise of a stock option award or the disposition of shares acquired pursuant to an award. Our ability to realize the benefit of any income tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Certain Federal Income Tax Consequences

Incentive Stock Options. A plan participant will not recognize income upon the grant of an incentive stock option. Furthermore, a plan participant will generally not recognize ordinary income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements although the exercise may be subject to an alternative minimum tax, and we will not be entitled to an income tax deduction.

Non-Qualified Stock Options. In general, a plan participant will not recognize income at the time an option is granted. At the time of exercise of the option, the optionee will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount.

Disposition of Shares Acquired Upon Exercise of Options. The tax consequence upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option.

Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under a non-qualified stock option. The optionee’s or recipient’s tax basis in those shares will be equal to the fair market value of the shares on the date of exercise, and the optionee’s or recipient’s capital gain holding period for those shares will begin on that date.

If an optionee holds a share acquired upon exercise of an incentive stock option for more than two (2) years following the date the option was granted and more than one (1) year following the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss. If, however, an optionee disposes of a share acquired upon exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date the option was exercised, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date the option was exercised, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one (1) year. The Company will not be entitled to an income tax deduction on the disposition of a share acquired upon exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to an income tax deduction in an amount equal to the ordinary income includible in income by the optionee.

Deductibility of Executive Compensation Under Code Section 162(m). Section 162(m) of the Code was recently amended by the Tax Cuts and Jobs Act (Public Law No 115-97). Section 162(m) generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to “covered employees.” For this purpose, the term “covered employee” means (i) the company’s chief executive officer, (ii) the company’s chief financial officer, (iii) the three highest compensated officer for the taxable year (other than the chief executive officer or chief financial officer), and (iv) any individual that was a covered employee under items (i) through (iii) for any preceding taxable year beginning after December 31, 2016. Please note that the Tax Cuts and Jobs Act (Public Law No 115-97) provides transition rules that may exempt amounts payable under the 2007 Plan from being subject to the $1,000,000 tax deduction limit, but further guidance is needed from the IRS in order to determine the availability of any transition relief.

Vote Required

Proposal 2 must be approved by the stockholders holding a majority of shares present, or represented, and that cast their vote at the Annual Meeting at which a quorum is present. For this purpose, abstentions and broker non- votes will have no effect on the outcome of the vote unless such shares are necessary to satisfy the quorum requirement.

OUR BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE

2018 PLAN SET FORTH IN THIS PROPOSAL 2.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act and the rules promulgated thereunder, our stockholders are entitled to cast an advisory vote to approve Named Executive Officer compensation at least once every three years. This proposal, commonly known as a “Say-on-Pay” vote, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. In a vote initially held at the 2011 annual meeting of stockholders, our stockholders voted in favor of holding Say-on-Pay votes annually and at the 2016 annual meeting of stockholders, our stockholders voted in favor to continue to hold the Say-on-Pay vote annually.

Our executive compensation structure is designed to attract and retain well-qualified executive officers, which is crucial to our success, and we believe our compensation practices encourage and motivate these individuals to achieve superior performance on both a short-term and long-term basis. We believe our total compensation is designed to reflect the value created for stockholders while supporting our strategic goals. Please read the Section entitled “Executive Compensation” for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our Named Executive Officers.

This Say-on-Pay proposal provides our stockholders the opportunity to endorse or not endorse our executive compensation program through the following resolution:

“RESOLVED, that Learning Tree International, Inc.’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in Learning Tree International, Inc.’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S- K, including the Summary Compensation Table and the other related tables and disclosure.”

Vote Required

Your vote on this proposal is an advisory vote, which means that the Company and the Board are not required to take any action based on the outcome of the vote. However, our Board and Compensation Committee value the opinions that our stockholders express in their votes and will consider the outcome of this vote when considering future executive compensation arrangements.

The affirmative vote of a majority of the votes cast at the Annual Meeting is needed to approve this proposal on a non-binding advisory basis. Shares of common stock that are present at the Annual Meeting but abstain from voting on such proposal are not treated as votes cast and will have no effect on the outcome of the vote on this proposal. Also, broker non-votes will have no effect on the outcome of the vote on this proposal. Unless otherwise instructed, the proxies will vote “FOR” this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION SET FORTH IN THIS PROPOSAL 3.

PROPOSAL 4: RATIFY THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM FOR FISCAL YEAR 2018

The Company’s independent auditor for its fiscal year ended September 29, 2017 was BDO USA, LLP, an independent registered public accounting firm. BDO USA, LLP served as the Company’s principal registered public accounting firm for fiscal years 2007 through 2017. The Audit Committee considered the qualifications and experience of BDO USA, LLP, and, in consultation with our Board, appointed it as independent auditor for the Company for the current fiscal year, which ends September 28, 2018.

For purpose of determining whether to select BDO USA, LLP as the independent registered public accounting firm to perform the audit of our financial statements, the Audit Committee conducted a thorough review of BDO USA, LLP’s performance. The Audit Committee reviewed:

●	BDO USA, LLP’s historical and recent performance on the Company audit, including the quality of the engagement team and the accounting firm’s experience, service level, responsiveness and expertise;

●	the accounting firm’s leadership, management structure, client and employee retention and compliance and ethics programs;

●	the record of the accounting firm compared to other similarly sized and reputable accounting firms in various matters, including regulatory, litigation and accounting matters;

●	the Public Company Accounting Oversight Board report of selected audits of the accounting firm;

●	the appropriateness of fees charged;

●	the accounting firm’s familiarity with the Company’s accounting policies and practices and internal control over financial reporting; and

●	the accounting firm’s role and performance in matters involving the SEC.

During the course of the Audit Committee’s review of BDO USA, LLP’s performance, Company representatives interviewed senior management of BDO USA, LLP with respect to certain of the matters listed above. BDO USA, LLP is a registered public accounting firm.

BDO USA, LLP’s representatives are expected to attend the Annual Meeting. They will be available to respond to stockholder questions and will have an opportunity to make a statement if they desire to do so.

Although ratification of our independent auditor by stockholders is not required by our Bylaws or otherwise, the Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate practice. If ratification of BDO USA, LLP as our independent public accounting firm is not approved by stockholders, the matter will be referred to the Audit Committee for further review. If the selection is ratified, the Audit Committee still has the discretion to select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company or our stockholders.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is needed to approve this proposal. Shares of common stock that are present at the Annual Meeting but abstain from voting on such proposal are not treated as votes cast and will have no effect on the outcome of the vote on this proposal. Also, broker non- votes will have no effect on the outcome of the vote on this proposal. Unless otherwise instructed, the proxies will vote “FOR” this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR 2018.

REPORT OF THE AUDIT COMMITTEE

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference), and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

Although the Audit Committee oversees our financial reporting process on behalf of our Board consistent with the Audit Committee’s written charter, management has the primary responsibility for preparation of our consolidated financial statements in accordance with generally accepted accounting principles and the reporting process, including disclosure controls and procedures and the system of internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management.

The Audit Committee has reviewed and discussed with management and our independent registered public accounting firm, BDO USA, LLP, our audited financial statements for the fiscal year ending September 29, 2017 and management’s assessment of the effectiveness of our internal control over financial reporting as of September 29, 2017. Prior to the commencement of the audit, the Audit Committee discussed with our management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.

In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm the auditor’s independence from us and our management and considered the compatibility of non-audit services with the auditor’s independence.

The Audit Committee reviewed the report of management contained in our Annual Report on Form 10-K for fiscal year 2017 filed with the SEC, as well as the independent registered public accounting firm’s Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the consolidated financial statements.

Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2017 filed with the SEC.

AUDIT COMMITTEE

Richard J. Surratt, Chairman

Henri Hodara

John R. Phillips

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For fiscal year 2017 our independent auditor, as approved by our Audit Committee, was BDO USA, LLP, an independent registered public accounting firm. The following table presents fees for professional services rendered by BDO USA for fiscal years 2017 and 2016:

	Fiscal Year 2017	Fiscal Year 2016
Audit Fees(1)	$666,203	$659,500
Audit-Related Fees(2)	$19,562	$0
Tax Fees(2)	$143,185	$154,240
All Other Fees	$0	$0

(1)

Audit fees are related to the integrated audit of the Company’s annual financial statements for the fiscal years ended September 29, 2017 and September 30, 2016, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and Form 10-K for those years.

(2)	Fees incurred with BDO related to the Company’s strategic initiatives.
(3)	Tax fees include fees principally incurred for assistance with the preparation of U.S. federal and state income tax returns and with other tax compliance matters.

Audit Committee Authorization of Audit and Non-Audit Services

Our Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent auditor engaged to conduct the annual audit of our consolidated financial statements. In addition, our Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditor and require our Audit Committee to be informed of each service provided by the independent auditor. Such policies and procedures do not permit our Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management. Our Audit Committee pre-approved all of the fees for services provided by BDO USA, LLP during fiscal year 2016 and fiscal year 2017.

Our Audit Committee considered and determined that the provision of non-audit services by BDO USA, LLP was compatible with maintaining the auditor’s independence. Our Audit Committee has selected BDO USA, LLP as its auditor for fiscal year 2018.

STOCKHOLDERS’ PROPOSALS FOR 2019 ANNUAL MEETING

Pursuant to Rule 14a-8 promulgated under the Exchange Act, eligible stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings of stockholders. For such proposals to be included in our proxy materials for our 2019 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposal by September 28, 2018. If we change the date of the annual meeting by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send out our proxy materials, and such deadline will be announced in a subsequent filing with the SEC. Stockholders wishing to submit proposals that are to be presented at, but are not to be considered for inclusion in our proxy materials, our 2019 annual meeting of stockholders must give us timely notice thereof. To be timely, we must receive a proposal by no later than December 28, 2018. Stockholder proposals must be submitted to our Corporate Secretary at the executive offices of the Company, which are located at Learning Tree International, Inc., 13650 Dulles Technology Drive, Suite 400, Herndon, VA 20171, Attention: Corporate Secretary.

OTHER MATTERS

Except as set forth herein, the Board and management are not aware of any other business that will be presented for consideration at the Annual Meeting. If, however, any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter and discretionary authority to do so is included in the proxy.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Proxy Statement, the Annual Report and other proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement, the Annual Report, Notice of Internet Availability and other proxy materials to your address for all residents that own shares of Company common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement, the Annual Report, Notice of Internet Availability and other proxy materials, you may be able to request householding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, a separate set of the Proxy Statement, the Annual Report or other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement, the Annual Report or other proxy materials, please send your request to Corporate Secretary, Learning Tree International, Inc., 13650 Dulles Technology Drive, Suite 400, Herndon, VA 20171 or call the Company with your request at (703) 709-9119.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report has been made available to stockholders and is posted on our website at http://www.learningtree.com/investor/proxy.htm. The Company will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended September 29, 2017 (including the financial statements, the financial statement schedules and list of exhibits, and any particular exhibit specifically requested) upon the written request of any stockholder. Requests can be made by writing to Corporate Secretary, Investor Relations, Learning Tree International, 13650 Dulles Technology Drive, Suite 400, Herndon, VA 20171.

Our Annual Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference), and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

By Order of the Board of Directors,

March 8, 2018

Dr. David C. Collins Chairman of the Board

Driving Directions to Learning Tree’s Annual Meeting

Learning Tree International

Education Center (Located on the
First Floor) Three Dulles Tech Center

13650 Dulles Technology Drive

Herndon, VA 20171

Tel: 1-888-843-8733

Dulles International Airport - 4 miles

Take the access road to Exit 10, take ramp right toward

Herndon/Chantilly

Turn right onto Centreville Road

Turn right onto Sunrise Valley Drive

Take the second left onto Dulles Technology Drive

The Learning Tree Education Center is located to your left

Reagan National Airport - approximately 27 miles

Take George Washington Memorial Parkway North to I-495 South

Take Exit 45A West, Route 267/Dulles Toll Road Take 267 approx. 11 miles; take Exit 10, toward Chantilly/Herndon

Turn left onto Centreville Road

Turn right onto Sunrise Valley Drive

Take the second left onto Dulles Technology Drive

The Learning Tree Education Center is located to your left

Annex A

LEARNING TREE INTERNATIONAL, INC.

2018 EQUITY INCENTIVE PLAN

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1     Background and Effective Date. This Plan provides for the granting of Nonqualified Stock Options and Incentive Stock Options. (Many capitalized terms are defined in Exhibit A.) This Plan is adopted and effective as of April 17, 2018.

1.2     Purpose of this Plan. The purpose of this Plan is to promote the success and enhance the value of the Company by aligning the interests of Participants with those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance. This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of outstanding individuals, upon whose judgment, interest, and special effort the success of the Company largely is dependent.

1.3     Duration of this Plan. This Plan shall commence on the date approved by the stockholders of the Company and subject to SECTION 7 (concerning the Board’s right to amend or terminate this Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option or Nonqualified Stock Option may be granted under this Plan on or after April 17, 2023.

1.4     Termination of Old Plan. In December 2016, the Company’s 2007 Equity Incentive Plan (“2007 Plan”) expired and no additional shares are available for grant under the 2007 Plan.     The expiration of the 2007 Plan will not affect the rights of holders of awards previously granted and outstanding under the 2007 Plan.

SECTION 2

ADMINISTRATION

2.1     The Board and the Committee. This Plan shall be administered by the Compensation Committee, hereafter the Committee. Unless otherwise determined by the Board, the Committee shall have all powers and discretion necessary or appropriate to administer this Plan and to control its operation, including, but not limited to, the power (a) to present to the Board (for approval of the then serving majority of the Board) which Employees and Directors shall be granted Awards, (b) to present to the Board (for approval of the then serving majority of the Board) the terms and conditions of such Awards, (c) to interpret this Plan and the Awards, (d) to adopt rules for the administration, interpretation and application of this Plan as are consistent therewith, and (e) to interpret, amend or revoke any such rules. A majority of the Board must approve of any potential Award prior to grant to any Employee or Director. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers for the day-to-day administration under this Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers with respect to Section 16 Persons.

2.2     Decisions Binding. All determinations and decisions made by the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 3

SHARES SUBJECT TO THIS PLAN

3.1     Shares Available. The aggregate number of Share equivalents available for issuance under this Plan may not exceed Six Hundred Thousand (600,000) Shares, of which not more than Six Hundred Thousand (600,000) Shares in the aggregate may be issued under the Plan as Incentive Stock Options. All Share numbers in this Section 3 are subject to adjustment as provided in SECTION 10.

3.2     Number of Shares. The following rules will apply for purposes of the determination of the number of Shares available for grant under this Plan:

(a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

(b) The grant of an Option shall reduce the Shares available for grant under this Plan by the number of Shares subject to such Award.

3.3     Lapsed Awards. If an Award is cancelled, terminates, expires, is surrendered or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award.

3.4     Share Limits. Notwithstanding anything in this SECTION 3 or elsewhere in this Plan to the contrary, and subject to adjustments as provided in SECTION 10 of this Plan, the limits specified below shall apply to any grants of the following types of Awards:

(a)     No Participant shall be granted, in the aggregate during any calendar year, Awards of Options covering more than a total of Fifty Thousand (50,000) Shares.

(b)     No Participant shall be granted, in the aggregate during the life of the Plan, Awards of Options covering more than a total of One Hundred Fifty Thousand (150,000) Shares.

(c)     The exercise of ISOs shall be subject to the limitations set forth in Section 4.8.1 of the Plan.

(d)     The aggregate dollar value of Awards granted to any non-Employee Director in any calendar year shall not exceed Fifty Thousand Dollars ($50,000). The value of the Awards shall be determined based on the Fair Market Value of each Award on the Date of Grant.

SECTION 4

STOCK OPTIONS

4.1     Grant of Options. Options may be granted to Employees and Directors at any time and from time to time, as determined by the Committee under Section 2.1. The Committee, pursuant to Section 2.1, shall determine the number of Shares subject to Options granted to each Participant and may grant ISOs, NQSOs, or a combination thereof. Notwithstanding the foregoing, Employees shall only be granted ISOs and Directors shall only be granted NQSOs.

4.2     Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option, the Option Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

4.3     Option Price. Subject to the provisions of this Section 4.3, the Option Price for each Option shall be determined by the Committee (subject to Board approval of the Award in accordance with Section 2.1).

4.3.1 Nonqualified Stock Options (NQSOs). In the case of a Nonqualified Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

4.3.2 Incentive Stock Options (ISOs). In the case of an Incentive Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant; provided, however, that if at the time that the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant.

4.3.3 Substitute Options. Notwithstanding the provisions of Sections 4.3.1 and 4.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion, may determine that such substitute Options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the Shares on the Date of Grant.

4.4     Expiration of Options. Unless the applicable Award Agreement provides otherwise, each Option shall terminate upon the first to occur of the events listed in Section 4.4.1, subject to Section 4.4.2 and Section 4.8.

4.4.1 Expiration Dates.

(a)     The date for termination of the Option set forth in the Award Agreement;

(b)     The expiration of five (5) years from the date the Option was granted;

(c)     The expiration of three (3) months from the date of the Participant’s Termination of Employment for a reason other than the Participant’s death or Disability;

(d)     The expiration of twelve (12) months from the date of the Participant’s Termination of Employment by reason of Disability; or

(e)     The expiration of twelve (12) months from the date of the Participant’s death, if such death occurs while the Participant is in the employ or service of the Company or an Affiliate.

4.4.2    Committee Discretion. The Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable. After the Option is granted, the Committee, subject to the approval of the then serving majority of the Board, may extend the maximum term of such Option. The foregoing discretionary authority is subject to the limitations and restrictions on Incentive Stock Options set forth in Section 4.8.

4.5     Exercise of Options. Options granted under this Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee shall determine subject to Board approval as provided in Section 2.1. After an Option is granted, the Committee, subject to approval of the then serving majority of the Board, may accelerate the exercisability of the Option.

4.6     Payment. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent determined by the Committee, such consideration may consist of:

(a)     cash;

(b)     check;

(c)    other Shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(d)   consideration received by the Company from a licensed broker under a cashless exercise program implemented by the Company to facilitate “same day” exercises and sales of Options;

(e)     a reduction in the amount of any Company liability to the Participant;

(f)     any combination of the foregoing methods of payment; or

(g)     such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

4.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option, as it may deem advisable, including, but not limited to, restrictions related to Federal securities laws, the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and/or any blue sky or state securities laws.

4.8     Certain Additional Provisions for Incentive Stock Options.

4.8.1 Exercisability. Notwithstanding any designation of an Option as an Incentive Stock Option in an Award Agreement, to the extent the aggregate Fair Market Value of the Shares with respect to which the Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans) exceeds one hundred thousand dollars ($100,000), the portion of the Options falling within such limit shall be Incentive Stock Options and the excess Options shall be treated as Nonqualified Stock Options. For these purposes, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option was granted.

4.8.2 Termination of Employment. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three (3) month period, and (b) the Award Agreement and/or the Committee, subject to approval of the then serving majority of the Board, permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant’s termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement and/or the Committee, subject to approval of the then serving majority of the Board, permit later exercise.

4.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are Employees of the Company and/or a Subsidiary at the time of grant.

4.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of five (5) years from the date such Option was granted; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the date that it was granted.

4.9     Nontransferability of Options. No Option granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as provided under SECTION 5. All Options granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

4.10     Disqualifying Dispositions. If Shares acquired upon exercise of an Incentive Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such Shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Committee in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

SECTION 5

BENEFICIARY DESIGNATION

If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any unpaid vested Award shall be paid in event of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of this Plan, any unexercised vested Award may be exercised by the Committee or executor of the Participant’s estate.

SECTION 6

RIGHTS OF EMPLOYEES AND DIRECTORS

6.1     No Effect on Employment or Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause.

6.2     Participation. The granting of Awards is in the discretion of the Committee, subject to Board approval under Section 2.1, and no Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

SECTION 7

AMENDMENT, SUSPENSION, OR TERMINATION

The Board may in its sole discretion at any time alter, amend or terminate this Plan, or any part thereof, at any time and for any reason. However, if and to the extent necessary to ensure that Incentive Stock Options granted under the Plan remain qualified under Section 422 of the Code or for the Plan to comply with any Applicable Laws, such Plan alteration or amendment shall be subject to approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders. None of the alteration, amendment, suspension, or termination of this Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension or after termination of this Plan.

SECTION 8

TAX WITHHOLDING

8.1     Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required to be withheld with respect to such Award.

8.2     Shares Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy the minimum statutory tax withholding obligation, in whole or in part, by electing (the “election”) to have the Company withhold Shares from the Shares to which the recipient is entitled. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to the amount of such obligations being satisfied. Each election must be made in writing to the Committee in accordance with election procedures established by the Committee, including, without limitation, procedures established by the Committee after the Company’s adoption of ASU 2016-09, Compensation – Stock Compensation (Topic 718) dated March, 2016. The Committee, in its discretion but subject to applicable law including, without limitation, Section 409A of the Code, may apply any amounts payable under the Plan as a setoff to satisfy any liabilities owed by the recipient to the Company and its Affiliates.

SECTION 9

INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 10

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE

10.1     Changes in Capitalization; No Award Repricing. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under this Plan but as to which no Awards have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board or the Committee if delegated by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. Further, except for the adjustments provided herein, no Award may be amended to reduce its initial exercise price, and no Award may be cancelled and replaced with an Award with a lower price.

10.2     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

10.3    Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Option shall be canceled and terminated (x) without payment if the Fair Market Value of one Share as of the date of the merger or asset sale is less than the Option exercise price per Share, and (y) with payment if the Fair Market Value of one Share as of the date of the merger or asset sale is more than the Option exercise price per Share; and/or (in the discretion of the Board) each Option outstanding that has met the vesting requirements shall terminate within a fifteen (15) days after notice to the Participant from the Board or the Committee that the Option is fully vested and exercisable. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the merger or sale of assets.

SECTION 11

CONDITIONS UPON ISSUANCE OF SHARES

11.1     Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

11.2     Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 12

INABILITY TO OBTAIN AUTHORITY

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 13

RESERVATION OF SHARES

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

SECTION 14

LEGAL CONSTRUCTION

14.1     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.2   Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.3   Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all Applicable Laws. Subject to the foregoing, any grants or payments hereunder may be adjusted by the Committee as reasonably required to comply with the terms of Section 409A of the Code, as amended, while attempting to achieve a result whose economic impact is as similar as possible to that contemplated hereunder.

14.4    Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of this Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

14.5     Governing Law. This Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

14.6     Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of this Plan.

14.7     Unfunded Plan. The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company or any Affiliate and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds, or property of the Company or any Affiliate, including, without limitation, any specific funds, assets, or other property which the Company or any Affiliate, in its discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares, cash, or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any amounts to any person.

14.8     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

14.9     Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Exhibit A

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

“Applicable Laws” means the requirements relating to the administration of equity plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan.

“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options or Incentive Stock Options.

“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under this Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means the compensation committee of the Board consisting of not less than two (2) Directors who are both “outside directors” under Rule 16b-3 and “independent directors” under the requirements of any national securities exchange or system upon which the Shares are then listed and/or traded and appointed from time to time by, and serving at the pleasure of, the Board.

“Company” means Learning Tree International, Inc., a Delaware corporation, or any successor thereto.

“Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Director” means any individual who is a member of the Board.

“Disability” means a permanent and total disability within the meaning of Code Section 22(e)(3).

“Employee” means an employee of the Company or of an Affiliate, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

“Fair Market Value” means as of any date, the value of a Share determined as follows:

If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Shares shall be the mean between the high bid and low asked prices for the Shares on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee in compliance with the regulatory guidance promulgated under Section 409A of the Code (or, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code and the regulatory guidance promulgated thereunder) and such determination shall be conclusive and binding on all persons.

“Incentive Stock Option” or “ISO” means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended by the Board (at the time of grant) to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

“Option Price” means the price at which a Share may be purchased pursuant to an Option.

“Participant” means an Employee or Director who has an outstanding Award.

“Plan” means the Learning Tree International, Inc. 2018 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

“Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

“Shares” means the shares of common stock, par value $.0001 per share, of the Company.

“Subsidiary” means any “subsidiary corporation” (other than the Company) as defined in Code Section 424(f).

“Termination of Employment” means a cessation of the employee-employer or director or other service arrangement relationship between an Employee or Director and the Company or an Affiliate for any reason, including, without limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment or re-engagement by the Company or an Affiliate.

Learning Tree® International

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR each of the Class II director nominees proposed by the Board of Directors in Proposal 1, FOR Proposal 2 to approve the 2018 Equity Incentive Plan and FOR Proposals 3 and 4.

+

1. Election of Directors:

	For	Withhold		For	Withhold
01 - John R. Phillips	☐	☐	02 - Richard J. Surratt	☐	☐

	For	Against	Abstain
2. Approval of Learning Tree's 2018 Equity Incentive Plan.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of Learning Tree's executive compensation.	☐	☐	☐
4. Ratification of the appointment of BDO USA, LLP as our independent auditor for the fiscal year ending September 28, 2018.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X +

02QULD

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Learning Tree® International

Revocable Proxy — LEARNING TREE INTERNATIONAL, INC.

Notice of 2018 Annual Meeting of Stockholders

13650 Dulles Technology Drive, Herndon, Virginia 20171

This Proxy is Solicited on Behalf of the Learning Tree International, Inc. ("Learning Tree") Board of Directors for the 2018 Annual Meeting of Stockholders ("Annual Meeting") to be held on Tuesday, April 17, 2018 at 10:00 a.m. local time

You, the undersigned stockholder, appoint and authorize Magnus Nylund and David Asai, or either of them, each with the full power of substitution, to represent and vote on your behalf and with all powers you would possess if personally present at the Annual Meeting all of your shares of Learning Tree common stock that you would be entitled to vote at the Annual Meeting, or at any postponement or adjournment thereof.

This proxy, properly signed and dated, is revocable and the shares represented by this proxy will be voted in accordance with the directions provided by you as a stockholder of Learning Tree. If no such directions are indicated, this proxy will be voted FOR the election of all Class II director nominees listed on the reverse side for the Board of Directors of Learning Tree, FOR Proposal 2 to approve the 2018 Equity Incentive Plan, FOR Proposal 3, and FOR Proposal 4.

In their discretion, the appointed proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting. At the present time the Board of Directors knows of no other business to be presented at the Annual Meeting.

The above signed acknowledges receipt from Learning Tree prior to execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 8, 2018 and of the Annual Report to Stockholders.